EXHIBIT 10.27
AGREEMENT

This agreement (the “Agreement”) effective as of October 28, 2010, is made between BioCancell Therapeutics Inc. of 8 Hartom St, Jerusalem, Israel, a company duly organized and existing under the laws of the state of Delaware (the “Company”), and Clal Finance Underwriting Ltd., of 37 Menachem Begin, Tel Aviv, a company duly organized and existing under the laws of the State of Israel (“Clal”). Each of the Company and Clal shall be known as a “Party” and together the “Parties”.

WHEREAS, the Company is planning to publish a shelf offering report by the end of December 2010 (the "Shelf Offering Report") by which it will offer to the public, using a "Uniform Proposal" as specified in the Israeli Securities Law Regulations (Offer of Securities to the Public) 2007 (the "Regulations"), shares of common stock, together with two series of warrants exercisable into shares of common stock of the Company (collectively, the "Securities"); and

WHEREAS, the Parties desire that Clal provide distribution services in connection with the issuance of the Securities offered under the Shelf Offering Report described above (the "Offering"), all in accordance with the provisions of this Agreement hereinafter.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Clal will provide the Company with distribution services in connection with the Offering (the "Distribution Services") which will include, inter alia:

1.1.	Advising and assisting in the establishment of the final structure of the Offering that serves the best interests of the Company and is adapted to the needs of the Israeli financial markets;

1.2.	Advising and assisting the Company in preparing a corporate presentation for the financial markets;

1.3.	Marketing the Securities being offered;

1.4.	Managing the road show in Israel for the Company vis-à-vis institutional and non-institutional investors;

1.5.	Conducting a public bid vis-à-vis the investing public at large, and presenting the results to the Company.

Clal will be permitted to add, in coordination with the Company, other distributors to provide the Distribution Services to the Company according to the terms of this Agreement, provided that: (a) such distributors are qualified to act as distributors in accordance with the Israeli Securities Law, 1968, and any other applicable law (the "Other Distributors); (b) the Company will pay commissions (as specified in Section 2 below) only to Clal, and Clal will be responsible for any payments to the Other Distributors for their services.

2.	In connection with the Distribution Services, Clal and any Other Distributors (should such distributors be appointed), will be entitled to commissions as follows:

2.1	Base Commission - a fee in cash at rates listed below:

2.1.1. With respect for Proceeds of up to 6 (six) million NIS - 4% of this portion of the Proceeds; in addition

2.1.2	With respect to Proceeds over 6 (six) million NIS - 6% of this portion of the Proceeds.
For purposes of this section 2.1, "Proceeds" means gross immediate consideration for all units of Securities purchased in the Offering.

2.2
Exercise Commission - 3% of the gross proceeds received by the Company for the exercise of Series 3 warrants and Series 4 warrants issued in the Offering. This commission will be paid once per calendar quarter, within seven (7) days of the end of the calendar quarter, provided that warrants were exercised during the aforementioned period.

2.3
Series 4 warrants – Series 4 warrants exercisable to purchase a number of shares equal to 1.75% of the number of the total Securities sold to investors in the Offering. The terms of such Series 4 warrants will be identical to the terms of the Series 4 warrants issued in the Offering.

2.4	Success Fee – A success fee will be negotiated between the Parties in advance of the consummation of the Offering.

The commissions specified above will be paid by the Company directly to Clal, and Clal is responsible for payments to any other distributors for their services out of the commissions paid to Clal by the Company, as specified above. The Company will not be required to pay any additional commissions for such distribution services.

3.
It is further agreed that the Company will enter into an agreement with Chardan Capital Markets, LLC to act as the Company’s lead managing US placement agent in connection with the Offering of the Securities in the U.S. and that the fees which shall be paid to the distributor Chardan Capital Markets, LLC, with regards to the Offering, in accordance with the agreement between Chardan Capital Markets and the Company (attached hereto as Annex A to this Agreement), will be deducted from the total fees paid to Clal in accordance with Section 2 above.

4.	Payments listed above, plus applicable VAT, shall be paid by the Company to Clal from the Offering Proceeds, less any taxes that the Company is required to withhold by law.

5.
Apart from the fees specified in Section 2 above, Clal (and subsequently any Other Distributors (should such distributors be appointed) shall not be entitled to any additional payment in connection with the Distribution Services rendered in accordance with the provisions of this Agreement.

6.
It is hereby agreed that the Distribution Services rendered by Clal and any other distributors (should such distributors be appointed), will be on a best–efforts basis. Clal makes no representations or warranties regarding the Company’s ability to secure financing, whether now or in the future.

7.
The Company will bear full responsibility for the accuracy and completeness of information provided by the Company and/or its representatives in connection with the Offering, the Company's activities and its assets.

8.	The Company shall engage Clal Finance Batucha Investment Management Ltd. with an agreement to coordinate the Offering and shall bear its fees.

9.	No behavior on the part of either of the Parties shall be construed as the waiver of any of the rights allocated thereto in this Agreement or by law.

10.	No change and/or waiver and/or deviation from the provisions of this Agreement shall be valid unless made expressly and in writing, and signed by Clal and the Company.

11.
This Agreement includes all that is agreed between the Parties relating to the association that is the subject of this Agreement, and, on its signing and subject to the conditions included therein, it nullifies any agreement, consent, undertaking, prior negotiation, memorandum, etc., whether written or oral, existing between them and relating to the association that is the subject of this Agreement.

12.
Israeli law shall apply to this Agreement, the meaning of its terms, and the interpretation of the Parties’ rights and obligations. It is hereby expressly agreed by the Parties that the courts in the city of Tel Aviv – Jaffa shall have exclusive judicial authority to hear any disagreement and disputes that emerge between the Parties in all matters connected with the making, validity, execution, breach, or interpretation of this Agreement.

13.
The Parties’ addresses are as detailed in the preamble to this Agreement, and any notification sent by registered mail shall be considered to have reached its destination upon completion of three (3) business days from the date of its delivery for dispatch by registered mail; if sent by fax – on the first business day after its transmission by facsimile; and, if delivered by hand – at the time of delivery.

14.
If the Offering does not take place by the end of December 2010 this Agreement will automatically terminate, and neither Party will have any demands or claims against the other Party pursuant to the Agreement.

NOW THEREFORE, the parties hereto have signed this Agreement as of the date first above mentioned.

/s/ Uri Danon	/s/ Ariel Akunis	/s/ Tal Rubinstein
BioCancell Therapeutics Inc.	Clal Finance Underwriting Ltd.	Clal Finance Underwriting Ltd.

By: Uri Danon	By: Ariel Akunis	Tal Rubinstein
Title: Chief Executive Officer	Title: Chief Financial Officer	Chief Executive Officer
Date: October 28, 2010	Date: October 28, 2010	Date: October 28, 2010